Exhibit 99.1

NB&T Financial Group, Inc. Completes Acquisition of

Community National Corporation

Wilmington, OH, December 31, 2009 - NB&T Financial Group, Inc. ("NB&T Financial"), Wilmington, Ohio (Nasdaq: NBTF), has completed its acquisition of The Community National Bank located in Franklin, Ohio, through the merger of Community National Bank's parent, Community National Corporation, into NB&T Financial Group, Inc., and the merger of Community National Bank into The National Bank and Trust Company ("NB&T"). The resulting bank will continue to operate under the name of The National Bank and Trust Company.

The transaction received various regulatory approvals and the approval of the stockholders of Community National Corporation and was completed as planned in the fourth quarter of 2009. With this merger, NB&T Financial will add approximately $92 million to its assets, resulting in total assets of approximately $646 million and total deposits of approximately $532 million based on the September 30, 2009 reported results.

The acquisition of Community National Bank has provided NB&T an expanded presence into Northern Warren County, Southern Montgomery County and Eastern Butler County, with five (5) banking offices located in Carlisle, Centerville, Franklin, Middletown and Springboro. With the addition of these branch offices, NB&T will own and operate 24 banking offices throughout Southwest Ohio.

John J. Limbert, President and Chief Executive Officer of NB&T, stated, "The acquisition of Community National Bank allows us to expand our footprint in Southwest Ohio while maintaining our community bank philosophy of being focused on our customers. We are excited to be able to support and compete in these new markets."

Under the merger agreement, Community National Corporation's stockholders who hold of record more than 1,500 shares of Community National Corporation common stock have the option of receiving cash or NB&T Financial common shares in exchange for their Community National Corporation stock (or any combination of cash and shares), subject to the allocation and election procedures in the merger agreement. Community National Corporation stockholders who hold of record 1,500 or fewer shares will be deemed to have elected to receive cash. NB&T Financial will allocate requests so that 50% of the total Community National Corporation shares will be exchanged for cash at the rate of $11.41 per share, and the other 50% of the Community National Corporation shares will be exchanged for NB&T Financial common shares at the exchange rate of 0.761 NB&T Financial common shares for each Community National Corporation share. NB&T Financial expects to pay Community National Corporation stockholders approximately $3,563,000 and 237,606 NB&T Financial common shares.

About NB&T Financial and National Bank and Trust

NB&T Financial is the holding company for NB&T, which is a full service financial institution offering deposit, loan, investment and insurance products for personal and business needs. NB&T was originally founded in 1872 and has remained true to its community banking philosophy and local presence. NB&T prides itself on delivering unparalleled customer service and guidance to customers.

Member FDIC

Additional Information About the Merger

NB&T Financial has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 concerning the merger, which included a prospectus/proxy statement for the offer and sale of NB&T Financial common shares to Community National Corporation shareholders as well as for the solicitation of proxies from Community National Corporation's shareholders for use at the meeting at which the merger transaction was voted upon. The prospectus/proxy statement and other documents filed by NB&T Financial with the SEC contain important information about NB&T Financial, Community National Corporation and the merger transaction. We urge investors and Community National Corporation shareholders to read carefully the prospectus/proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Investors and shareholders may obtain a free copy of the prospectus/proxy statement - along with other filings containing information about NB&T Financial - at the SEC's website at http://www.sec.gov. Copies of the prospectus/proxy statement, and NB&T Financial 's filings with the SEC, may also be obtained free of charge by directing a request to NB&T Financial Group, Inc., 48 N. South Street, Wilmington, Ohio 45177, attention Craig F. Fortin, Chief Financial Officer, telephone (937) 382-1441.

The securities to be issued in connection with the merger described in the referenced prospectus/proxy statement are not savings accounts, deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other federal or state governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the NB&T Financial Group, Inc., common shares to be issued in the merger or determined if the prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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